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                                  EXHIBIT INDEX

Exhibit 99.1 Press Release jointly issued by CBES Bancorp, Inc. and NASB Financial, Inc. on September 5, 2002.



NEWS RELEASE
For Additional Information, contact:

NASB Financial, Inc                        CBES Bancorp, Inc.
Keith B. Cox, President                    Paul Thomas, CEO and Board Chairman
(816) 765-2200                             (816) 415-2200


                   NASB FINANCIAL, INC. AND CBES BANCORP, INC.
                      ANNOUNCE SIGNING OF MERGER AGREEMENT

KANSAS CITY, MISSOURI - (SEPTEMBER 5, 2002) NASB Financial, Inc. (Nasdaq-NASB), and CBES Bancorp, Inc. (Nasdaq-CBES), both savings bank holding companies headquartered in the Kansas City, Missouri area, jointly announced today that they have signed a definitive agreement providing for the acquisition of CBES by way of a merger with a subsidiary of NASB formed specifically to facilitate the acquisition. NASB owns and operates North American Savings Bank, F.S.B. and CBES owns and operates Community Bank of Excelsior Springs, a Savings Bank.

Under the terms of the agreement, stockholders of CBES would receive $17.50 in cash for each share of CBES common stock owned by them. Including the anticipated cash-out of CBES options, the transaction value is estimated at $15.4 million.

The merger is expected to close in the fourth quarter of 2002.

Upon completion of the merger, NASB will operate 9 full-service banking locations. As of June 30, 2002, NASB had total assets of $932 million and stockholders' equity of $104 million, while as of March 31, 2002, CBES had total assets of $121.5 million and stockholders' equity of $14.5 million. CBES financial information, as of June 30, 2002, is scheduled to be released in September 2002.

The proposed merger is subject to the approval of the stockholders of CBES and of the Office of Thrift Supervision. Consummation of the proposed merger is subject to other customary conditions.

Statements contained in this press release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934,

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as amended) which involve significant risks and uncertainties. The companies intend such forward-looking statements to be covered in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. The companies' ability to predict results or the actual effect of future plans or strategies is inherently uncertain and involves a number of risks and uncertainties, some of which have been set forth in the companies' most recent annual reports on Form 10-K, which disclosures are incorporated by reference herein. The consummation of the proposed merger is subject to a number of risks and uncertainties, including satisfaction of the conditions to closing. The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be place on such statements.

CBES will be preparing a proxy statement that will be mailed to CBES stockholders. WE URGE STOCKHOLDERS OF CBES TO READ THIS DOCUMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors will be able to obtain this document free of charge when filed, at the SEC's website. Documents filed with the SEC by CBES will be available free of charge from the Secretary of CBES at 1001 North Jesse James Road, Excelsior Springs, Missouri 64024. CBES STOCKHOLDERS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER. Copies of all recent proxy statements and annual reports are also available free of charge from the respective companies by contacting the company secretary.

CBES and its directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the Merger. INFORMATION ABOUT THE PARTICIPANTS MAY BE OBTAINED THROUGH THE SEC'S WEBSITE FROM THE DEFINITIVE PROXY STATEMENT WHEN FILED WITH THE SEC BY CBES.


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